UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2020

UNITED STATES LIME & MINERALS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-04197	75-0789226
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5429 LBJ FREEWAY, SUITE 230, DALLAS, TEXAS		75240
(Address of principal executive offices)		(Zip Code)

(972) 991-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	USLM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 19, 2020, United States Lime & Minerals, Inc.’s (the “Company”) Nominating and Corporate Governance Committee (the “Committee”) approved and recommended to the Company’s Board of Directors (the “Board”), and the Board approved, amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide the Company with the ability to hold solely virtual shareholder meetings and hybrid shareholder meetings that have a virtual component.  Given the public health and travel concerns the Company’s shareholders may have and the recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation, the Committee and the Board determined that the Company should have the ability to hold a solely virtual annual meeting in 2020 if necessary or advisable.  In order to provide the Company with the ability to hold solely virtual or hybrid shareholder meetings, amendments were made to Article TWO, Section 3, Article TWO, Section 4, and Article TWO, Section 5 of the Bylaws.  The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the complete Amended and Restated Bylaws, as amended, filed as Exhibit 3.1 to this Form 8-K and incorporated by reference herein.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The Exhibit Index set forth below is incorporated by reference in response to this Item:

EXHIBIT INDEX

Exhibit
Number	Exhibit
3.1	Amended and Restated Bylaws of United States Lime & Minerals, Inc. as of March 19, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, United States Lime & Minerals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

o
UNITED STATES LIME & MINERALS, INC.

March 23, 2020	By:	/s/ Michael L. Wiedemer
Michael L. Wiedemer
Vice President and Chief Financial Officer

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